UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

EUROPEAN WAX CENTER, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 9, 2023, European Wax Center, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 reporting its financial results for the 13 and 26 weeks ended July 1, 2023.

All of the information included in Items 2.02 and 9.01 of this report and Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Executive Officer

On August 9, 2023, the Company announced that David Berg will depart from his position as Chief Executive Officer of the Company, effective September 30, 2023. As of such date, Mr. Berg will remain an employee of the Company and will assume the position of Executive Chair of the Company’s Board of Directors (the “Board”). In connection with his appointment as Executive Chair, Mr. Berg’s annual base salary will be reduced to $100,000 and he will remain eligible to participate in the Company’s bonus program with a target bonus of 100% of base salary.

Appointment of Principal Executive Officer

In connection with Mr. Berg’s departure as Chief Executive Officer, the Company announced on August 9, 2023 that David Willis, who has served the Company as President and Chief Operating Officer, will assume the role of Chief Executive Officer effective as of September 30, 2023.

Mr. Willis, age 52, first joined the Company in 2016 and served as Chief Financial Officer until July 2020, and again from January 2022 to March 2023. Mr. Willis has served as Chief Operating Officer since September 2019, and in March 2023, he was elevated to President. Prior to joining the Company, Mr. Willis served as an Operating Partner for Riata Capital Group, LLC from October 2014 to July 2016, as Chief Financial Officer of Williams Industrial Services Group Inc. (f/k/a Global Power Equipment Group Inc.) from January 2008 to November 2013, and as a Senior Director at Alvarez & Marsal from September 2001 to January 2008. Mr. Willis received a B.B.A. in accounting from the University of Oklahoma and an M.B.A. from the University of Tulsa.

In connection with the appointment of Mr. Willis as Chief Executive Officer, Mr. Willis’ annual base salary will be $600,000 and he will be eligible to participate in the Company’s bonus program with a target bonus of 100% of base salary. In addition, on August 9, 2023, the Board approved a grant of equity awards to Mr. Willis with an aggregate grant date fair value of $162,500 to be made to Mr. Willis on September 30, 2023 in connection with his appointment as Chief Executive Officer. An award having approximately fifty percent of the aggregate grant date fair value will be made in the form of restricted stock units (“RSUs”) and the other fifty percent will be made in the form of stock options with an exercise price equal to 120% of the closing price of a share of the Company’s Class A common stock on the date the stock option is granted. The RSUs will vest in equal installments on each of the first three anniversaries of the grant date, and the options will be exercisable in full on the third anniversary of the grant date, generally subject to continued employment through the applicable vesting date.

Appointment of Directors

On August 9, 2023, the Board appointed Mr. Willis as a member of the Board as a Class I director, effective September 30, 2023.

Mr. Willis does not have any family relationships with any director, officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There is no arrangement or understanding between Mr. Willis and any other person pursuant to which he was appointed Chief Executive Officer of the Company. There are no transactions involving Mr. Willis requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Willis will receive the compensation outlined in this Section 5.02 of this Current Report on Form 8-K for his service as the Company’s Chief Executive Officer, but will receive no additional compensation for his service as a member of the Board.

Item 7.01 Regulation FD.

The Company issued a press release in connection with the announcement of the leadership updates described above, a copy of which is furnished herewith as Exhibit 99.2.

All of the information included in this Item 7.01 the accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release reporting financial results for the 13 and 26 weeks ended July 1, 2023, issued by European Wax Center, Inc. on August 9, 2023.
99.2	Press release announcing leadership updates issued by European Wax Center, Inc. on August 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date: August 9, 2023	By:	/s/ GAVIN M. O'CONNOR
Name: Gavin M. O'Connor
Title: Chief Legal Officer, Chief Human Resources Officer and Corporate Secretary